Exhibit p

SIERRA
TOTAL RETURN FUND

FORM OF SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING OR "INVESTMENT PROGRAM" DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1. Investment

Amount of Subscription ☐ State of Sale ☐

Minimum Initial Investment is $2,500
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow - Name of Institution ______________

☐ Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus.

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see "Volume Discounts" section of the prospectus for further information on volume discount qualifications.*

1a. Share Class - The Selection of a Share Class is Required

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR STR INVESTORS - SHARE CLASS REQUIRED ☐ Class T

2. Account Type - Check One Box Only

Account Type	Additional Required Documentation
☐ Individual ☐ TOD*	If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD* ☐ Tenants in Common* ☐ Community Property*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust	Trustee Certification form or trust documents
☐ Estate	Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: _____ ☐ UTMA: State of: _____	None
☐ Corporation ☐ C Corp ☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) _____	LLC Operating Agreement or LLC Resolution
☐ Partnership	Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization	Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*	Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA ☐ ROTH IRA ☐ Simple IRA ☐ Inherited/Beneficial IRA	For Inherited IRA indicate Decedent's name: ______________________
☐ Other (Specify) ______________________	

> *For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5*

CURRENT FORM AS OF 11/8/16 VERSION B

3. Investment Title - SSN or TIN Required Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” (This is the name that will appear on your statement.) Title Line 1: Title Line 2: SSN/TIN: 4. Investor Information Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Account holder, Trustee, O_cer/Authorized Signer, Custodian (UGMA/UTMA) Investor #1 Name: SSN/Tax ID: DOB: Investor #2 Name: SSN/Tax ID: DOB: Street Address: City: State: Zip Code: Optional Mailing Address: City: State: Zip Code: Phone (day): Phone (evening): E-mail: Citizenship: Please indicate Citizenship Status (Required) US Citizen US Citizen residing outside the US Resident Alien Non-Resident Alien* Country: Check here if you are subject to backup withholding Please attach a separate sheet with the above information for each additional investor. NOTE: Any and all U.S. taxpayers are required to complete Section 11. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 11.) Please refer to the Guidelines for U.S. Taxpayer Certifications in the Investor Instructions of this Subscription Agreement regarding your SSN or TIN. * If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). 5. Third Party Custodian/Trustee Information Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee. Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below. Custodian/Trustee Name: Custodian/Trustee Address: City: State: Zip Code: Custodian/Trustee Phone: Custodian/Trustee TIN: Investor Account Number with Custodian/Trustee: 6. Distribution Information If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian’s approval. Distributions may be funded from borrowings, o_ering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by STRF. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this o_ering or its a_liates. All dividends and capital gains will be reinvested unless otherwise indicated below.% of Distribution Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5) Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) CURRENT FORM AS OF 11/8/16 VERSION B

6. Distribution Information, continued Name: Address: City: State: Zip Code: Account Number: Direct Deposit: (Attach Voided Check) I/we authorize STRF, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank di_ers from that on this Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval) Checking Financial Institution Name:% of Distribution: ABA/ Routing Number: Account Number: Savings 7. Broker-Dealer and Financial Advisor Information Broker-Dealer Name: Financial Advisor Name: Rep Number: Financial Advisor’s Firm Name: Branch ID: Financial Advisor’s Address: Financial Advisor’s City: State: Zip Code: Financial Advisor’s Phone: Financial Advisor’s Fax Number: Financial Advisor’s E-mail Address: This Subscription was made as follows: Through a participating Broker-Dealer Through a participating RIA* una_liated with a participating Broker-Dealer *RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Sierra Total Return Fund) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148. Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Sierra Total Return Fund, that I have reasonable grounds to believe that the purchase of the shares by the investor is suitable for this investor and such investor has su_cient net worth and is in a position to realize the benefits of an investment in the shares, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the O_ce of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable. Signature of Financial Advisor: Date: (If required by Broker-Dealer) Branch Manager Signature: Date: 8. Electronic Delivery (optional) Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Sierra Total Return Fund. If you would like to consent to electronic delivery please visit our website at www.SierraTotalReturnFund.com. 9. Telephone & Online Privleges As a shareholder, you will automatically have access to your accounts via our automated telephone and online computer services unless you specifically decline from them below. I DO NOT want any telephone privileges. I DO NOT want online privileges. CURRENT FORM AS OF 11/8/16 VERSION B

10. Cost Basis Method Selection The cost basis of covered shares, generally shares acquired on or after January 1, 2012, is determined using the fund’s default method, unless you elect a di_erent method below. Please check one box. Average Cost (ACST) Default Cost Basis Method First In, First Out (FIFO) Last In, First Out (LIFO) Low Cost (LOFO) High Cost (HIFO) Specific Share Identification (SLID) Secondary Method* _______ *If you elect Specific Share Identification, you may also elect a Secondary Method, other than Average Cost, that will apply when lots are not specified. If a Secondary Method is not elected, the default is FIFO. The method you elect will apply to covered shares for funds established under this account, including funds you may acquire at a later date, unless you instruct us otherwise. If available, cost basis for noncovered shares, generally shares acquired before January 1, 2012, is determined using the Average Cost method. Non-covered shares are redeemed prior to covered shares unless otherwise specified at the time of the redemption. To determine which cost basis method is appropriate for your tax situation, please consult a qualified tax professional. 11. Subscriber Acknowledgements & Signatures I have received and read the Prospectus for Sierra Total Return Fund and agree to the terms therein. I am responsible for reading the prospectus and Statement of Additional Information of Sierra Total Return Fund. I authorize Sierra Total Return Fund, and its agents to act upon instructions (by phone or in writing) believed to be genuine for this account or any account into which exchanges are made. I agree that neither Sierra Total Return Fund nor its agents and a_liates will be liable for any loss, cost, or expense for acting on such instructions, provided Sierra Total Return Fund employ reasonable procedures to confirm that instructions are genuine. Per state requirements, property may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law. See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 11 of the attached Investor Instructions to this Subscription Agreement for the guidelines on how to complete Section 11. INFORMATION REQUIRED BELOW Certification Exempt payee code (If any) Exemption from FATCA reporting code (If any) (Applies to accounts maintained outside the U.S.) SELECTION REQUIRED BELOW You must check the box in item 2 below next to the statement that applies to you. Under penalties of perjury, I certify that: 1. The number shown in Section 4 of this Subscription Agreement is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and 3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and 4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct. If you do not provide a correct taxpayer identification number, you may be subject to a $100 IRS penalty. CURRENT FORM AS OF 11/8/16 VERSION B

11. Subscriber Acknowledgements & Signatures, continued IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Please enclose a copy of your driver’s license or other government issued photo identification card. (This will expedite in the processing of your account) Owner Signature Date Co-Owner Signature (If applicable) Date AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of STRF that are beneficially owned by the investor as reflected on the records of STRF as of the applicable record date at any meeting of the shareholders of STRF. This authorization shall remain in place until revoked in writing by the Custodian. STRF is hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) Date 12. Check Instructions For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 12a. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement. PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Sierra Total Return Fund Investors: The Subscription Agreement, together with a check made payable to “Sierra Total Return Fund” for the full purchase price, should be delivered to the address in Section 12a. 12a. Mailing Address Regular Mail Overnight Mail Subscription Agreements may be faxed to: Payment may be wired to: Investment Processing Department Investment Processing Department 855.223.2474 UMB Bank, N.A. c/o DST Systems, Inc. c/o DST Systems, Inc. 1010 Grand Boulevard, 4th Floor PO BOX 219731 430 W. 7th Street Kansas City, MO 64106 Kansas City, MO 64121-9731 Kansas City, MO 64105-1407 ABA #: 101000695 Account #: 9871976130 FAO: (Include Account Title) Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at: Investment Processing Department c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105 Investors: 888.292.3178 Financial Advisors: 877.907.1148 11/16 STR0001-B